BRIDGE REVOLVING CREDIT AGREEMENT

                          Dated as of November 30, 1999

                                  By And Among


                               HUGHES SUPPLY, INC.


                                       AND


              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,




--------------------------------------------------------------------------------

                                 King & Spalding
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                              Attn: G. Lemuel Hewes
                                 (404) 572-4600

                                TABLE OF CONTENTS

Article I.     DEFINITIONS; CONSTRUCTION................................................1
   Section 1.01     Definitions.........................................................1
   Section 1.02     Accounting Terms and Determination.................................11
   Section 1.03     Other Definitional Terms...........................................11
   Section 1.04     Exhibits and Schedules.............................................11
Article II.    REVOLVING LOAN COMMITMENT...............................................12
   Section 2.01     Revolving Loan Commitment, Use of Proceeds.........................12
   Section 2.02     Revolving Note; Repayment of Principal.............................12
   Section 2.03     Voluntary Reduction of Revolving Loan Commitment...................13
Article III.   GENERAL LOAN TERMS......................................................13
   Section 3.01     Funding Notices....................................................13
   Section 3.02     Disbursement of Funds..............................................14
   Section 3.03     Interest...........................................................14
   Section 3.04     Interest Periods...................................................15
   Section 3.05     Fees...............................................................16
   Section 3.06     Voluntary Prepayments of Borrowings................................16
   Section 3.07     Payments, etc......................................................16
   Section 3.08     Interest Rate Not Ascertainable, etc...............................18
   Section 3.09     Illegality.........................................................18
   Section 3.10     Increased Costs....................................................18
   Section 3.11     Lending Offices....................................................20
   Section 3.12     Funding Losses.....................................................20
   Section 3.13     Assumptions Concerning Funding of Eurodollar Advances..............20
   Section 3.14     Capital Adequacy...................................................20
   Section 3.15     Benefits to Guarantors.............................................21
   Section 3.16     Limitation on Certain Payment Obligations..........................21
Article IV.    CONDITIONS TO BORROWINGS................................................22
   Section 4.01     Conditions Precedent to Initial Revolving Loans....................22
   Section 4.02     Conditions to All Revolving Loans..................................23
Article V.     REPRESENTATIONS AND WARRANTIES..........................................24
Article VI.    COVENANTS...............................................................24
Article VII.   EVENTS OF DEFAULT.......................................................25
   Section 7.01     Payments...........................................................26
   Section 7.02     Other Covenants....................................................26
   Section 7.03     Representations....................................................26
   Section 7.04     Defaults under Syndicated Revolving Credit Agreement...............26
   Section 7.05     Bankruptcy.........................................................26
   Section 7.06     Default Under Other Credit Documents...............................27
Article VIII.  MISCELLANEOUS...........................................................27
   Section 8.01     Notices............................................................27
   Section 8.02     Amendments, Etc....................................................27
   Section 8.03     No Waiver, Remedies Cumulative.....................................28
   Section 8.04     Payment of Expenses, Etc...........................................28
   Section 8.05     Right of Setoff....................................................29
   Section 8.06     Benefit of Agreement...............................................29
   Section 8.07     Governing Law; Submission to Jurisdiction..........................32
   Section 8.08     Counterparts.......................................................33
   Section 8.09     Effectiveness; Survival............................................33
   Section 8.10     Severability.......................................................33
   Section 8.11     Independence of Covenants..........................................33

   Section 8.12     Change in Accounting Principles, Fiscal Year or Tax Laws...........34
   Section 8.13     Headings Descriptive, Entire Agreement.............................34
   Section 8.14     Time is of the Essence.............................................34
   Section 8.15     Usury..............................................................34
   Section 8.16     Construction.......................................................34
   Section 8.17     Waiver of Effect of Corporate Seal.................................35

                                    EXHIBITS


Exhibit A           Form of Revolving Note
Exhibit B           Form of Guaranty Agreement
Exhibit C           Form of Closing Certificate

                        BRIDGE REVOLVING CREDIT AGREEMENT


     THIS BRIDGE REVOLVING CREDIT AGREEMENT, dated as of November 30,1999 (the "Agreement") by and among HUGHES SUPPLY, INC. ("Borrower"), a Florida corporation, and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION (together with its successors and assigns, the "Lender"), a national banking association.

                              W I T N E S S E T H:

     WHEREAS, Borrower has requested that the Lender establish a $50,000,000 revolving credit facility in favor of Borrower, and subject to the terms and conditions contained herein, the Lender is willing to establish such revolving credit facility in favor of Borrower subject to the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   Article I.

                            DEFINITIONS; CONSTRUCTION

     Section 1.01 Definitions. As used in this Agreement, and in any instrument, certificate, document or report delivered pursuant hereto, the following terms shall have the following meanings (to be equally applicable to both the singular and plural forms of the term defined):

     "Adjusted LIBO Rate" shall mean with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurodollar liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D). The Lender shall promptly notify the Borrower of any such reserve requirements that become applicable.

     "Advance" shall mean an advance hereunder (or conversion or continuation thereof) consisting of a portion of the Revolving Loans made (or continued or converted) at the same time, of the same Type and, in the case of Eurodollar Advances, for the same Interest Period, which shall be made and outstanding as a Base Rate Advance or Eurodollar Advance, as the case may be.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

     "Agreement" shall mean this Bridge Revolving Credit Agreement, either as originally executed or as it may be from time to time supplemented, amended, restated, renewed or extended and in effect.

     "Applicable Margin" shall mean the percentage designated below based on Borrower's Leverage Ratio for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.07(a) or (b) of the Syndicated Revolving Credit Agreement:

--------------------------------------------------------------------------------
             Leverage Ratio                  Applicable Margin for
                                                Revolving Loan
                                                  Commitment:
--------------------------------------------------------------------------------
           Less than 0.4: 1.0                        0.25%
--------------------------------------------------------------------------------
        Greater than or equal to                    0.325%
    0.4: 1.0 but less than 0.45: 1.0
--------------------------------------------------------------------------------
        Greater than or equal to                     0.55%
    0.45: 1.0 but less than 0.5: 1.0
--------------------------------------------------------------------------------
        Greater than or equal to                    0.625%
    0.5: 1.0 but less than 0.55: 1.0
--------------------------------------------------------------------------------
        Greater than or equal to                    0.825%
                0.55:1.0
--------------------------------------------------------------------------------


     provided, however, that:

          (a) The Applicable Margin in effect as of the date of execution and delivery of this Agreement is .625%, and such percentage shall remain in effect until such time as the Applicable Margin may be adjusted as hereinafter provided; and

          (b) Adjustments, if any, to the Applicable Margin based on changes in the ratios set forth above shall be made and become effective (i) on the first day of the fiscal quarter immediately following delivery of the financial statements required pursuant to Section 6.07(b) of the Syndicated Revolving Credit Agreement, and (ii) on the first day of the second fiscal quarter immediately following the last day of any fiscal year of Borrower.

          (c) Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the financial statements and certificates when required by Section 6.07(a) and (b) of the Syndicated Revolving Credit Agreement, as the case may be, the Applicable Margin shall be 0.825% until such time as the delinquent financial statements are delivered at which time the Applicable Margin shall be reset as provided above.

     "Asbestos Laws" means the common law in all federal, state and local and foreign jurisdictions and other laws in such jurisdictions, and regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in affect relating to or concerning asbestos or asbestos-containing material, including without limitation, exposure to asbestos or asbestos-containing material.

     "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C.ss. 101 et seq..).

     "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (a) the rate which the Lender designates from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Lender's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; Lender may make commercial loans or other loans at rates of interest at, above or below the Lender's prime lending rate.

     "Base Rate Advance" shall mean an Advance bearing interest based on the Base Rate.

     "Business Day" shall mean, with respect to Eurodollar Loans, any day other than a day on which commercial banks are closed or required to be closed for domestic and international business, including dealings in Dollar deposits on the London interbank market, and with respect to all other Revolving Loans and matters, any day other than Saturday, Sunday and a day on which commercial banks are required to be closed for business in Atlanta, Georgia or Orlando, Florida.

     "Capitalized Lease Obligations" shall mean all lease obligations which have been or are required to be, in accordance with GAAP, capitalized on the books of the lessee.

     "CERCLA" has the meaning set forth in Section 5.15(a) of the Syndicated Revolving Credit Agreement Agreement.

     "Closing Date" shall mean the date on or before November 30, 1999, on which the initial Revolving Loans are made and the conditions set forth in Section
4.01 are satisfied or waived in accordance with Section 8.02.

     "Consolidated Companies" shall mean, collectively, Borrower and all of its Subsidiaries.

     "Consolidated EBITR" shall mean, for any fiscal period of the Borrower, an amount equal to Consolidated Net Income (Loss) for such period, plus, to the extent deducted in determining Consolidated Net Income (Loss), (i) Consolidated Tax Expense for such period, (ii)

Consolidated Interest Expense for such period, and (iii) Consolidated Rental Expense for such period.

     "Consolidated Interest Expense" shall mean, for any fiscal period of Borrower, total interest expense (including without limitation, interest expense attributable to capitalized leases in accordance with the GAAP and any program costs incurred by Borrower in connection with sales of accounts receivable pursuant to a securitization program) of the Consolidated Companies for such period, determined on a consolidated basis.

     "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Borrower, the net income (or loss) of the Consolidated Companies for such period (taken as a single accounting period) determined on a consolidated basis in conformity with GAAP; provided that there shall be excluded therefrom (i) any items of gain or loss which were included in determining such Consolidated Net Income and were not realized in the ordinary course of business or the result of a sale of assets other than in the ordinary course of business; and (ii) the income (or loss) of any party accrued prior to the date such becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries, or such party's assets are acquired by any Consolidated Company, unless such party is acquired in a transaction accounted for as a pooling of interests.

     "Consolidated Net Worth" shall mean as of the date of determination, the Borrower's total shareholder's equity as of such date as determined in accordance with GAAP.

     "Consolidated Rental Expense" shall mean, for any fiscal period of Borrower, total operating lease expense of the Consolidated Companies for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Tax Expense" shall mean, for any fiscal period of the Borrower, tax expense of the Consolidated Companies for such period determined on a consolidated basis in accordance with GAAP.

     "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

     "Credit Documents" shall mean, collectively, this Agreement, the Revolving Note, the Guaranty Agreements, and all other Guaranty Documents, if any.

     "Credit  Parties"  shall  mean,   collectively,   each  of  Borrower,   the
Guarantors, and every other Person who, from time to time, executes a Credit Document with respect to all or any portion of the Obligations.

     "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

     "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States of America, or any state thereof, or organized under the laws of any other country with a Lending Office in the United States of America, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank and (ii) any Affiliate of the Lender.

     "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, Asbestos Laws), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C.ss.7401 et seq.), (ii) the Clean Water Act (33 U.S.C.ss.1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq..), (iv) the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.) and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C.ss. 9601 et seq.).

     "Eurodollar Advance" shall mean an Advance bearing interest based on the Adjusted LIBO Rate.

     "Eurodollar Loan" shall mean any Revolving Loan hereunder which bears interest based on the Adjusted LIBO Rate.

     "Event of Default" shall have the meaning set forth in Article VIII.

     "Executive Officer" shall mean with respect to any Person (other than a Guarantor), the President, Vice Presidents, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties, and with respect to a Guarantor, the President.

     "Facility" or "Facilities" shall mean the Revolving Loan Commitment and Revolving Loans.

     "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

     "Fee Letter" shall mean that certain letter agreement, dated as of November 30, 1999, executed by the Lender and acknowledged and agreed to by the Borrower, pursuant to which the Borrower has agreed to pay certain fees set forth in such letter agreement.

     "Fees" shall mean, collectively, any and all fees specified in the Fee Letter.

     "Final Maturity Date" shall mean the date on which all Commitments have been terminated and all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

     "Guarantors" shall mean, collectively, each Material Subsidiary of the Borrower that has executed the Guaranty Agreement as of the Closing Date, together with all other Material Subsidiaries that hereafter execute supplements to the Guaranty Agreement, and their respective successors and permitted assigns.

     "Guaranty Agreement" shall mean the Subsidiary Guaranty Agreement substantially in the form of Exhibit B attached hereto, dated as of the date hereof, executed by certain of Borrower's Subsidiaries in favor of the Lender, as the same may be amended, restated or supplemented from time to time.

     "Guaranty Documents" shall mean, collectively, the Guaranty Agreement, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

     "Hazardous Substances" has the meaning assigned to that term in CERCLA.

     "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all Guaranteed Indebtedness of such Person (including contingent reimbursements obligations under undrawn financial letters of credit but not performance letters of credit) (iii) all Capitalized Lease Obligations;
(iv) all Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) all obligations or other liabilities under currency contracts, interest rate contracts, interest rate protection agreements, or similar agreements or combinations thereof. Notwithstanding the foregoing, in determining the Indebtedness of any Person, there shall be included all obligations of such Person of the character referred to in clauses
(i) through (v) above deemed to be extinguished under GAAP but for which such Person remains legally liable except to the extent that such obligations (x) have been defeased in accordance with the terms of the applicable instruments governing such obligations and (y) the accounts or other assets dedicated to such defeasance are not included as assets on the balance sheet of such Person.

     "Interest Period" shall mean, with respect to Eurodollar Advances, the period of 30, 60, 90, 120, 150 or 180 days selected by the Borrower, pursuant to the terms of the credit facility and subject to customary adjustments in duration; provided, that (a) the first day of an Interest Period must be a Business Day, (b) any Interest Period that would otherwise end on day that is not a Business Day for Eurodollar Loans shall be extended to the next succeeding Business Day for Eurodollar Loans, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day for Eurodollar Loans, and (c) Borrower may not elect an Interest Period that would extend beyond the Revolving Loan Termination Date.

     "Lender" shall mean SunTrust Bank, Central Florida, National Association, a national bank, and each assignee thereof, if any, pursuant to Section 8.06.

     "Lending Office" shall mean the office Lender may designate in writing from time to time to Borrower with respect to each Type of Revolving Loan.

     "Leverage Ratio" shall mean, as of any date of determination, the ratio of Total Funded Debt as of such date to Total Capitalization as of such date.

     "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. Dollars for a period comparable to the Interest Period appearing on the Telerate Page 3750, as of 11:00 A.M. London time on the day that is two business days prior to the Interest Period. If at least two such rates appear on the Telerate Page 3750, the rate for that Interest Period will be the arithmetic mean of such rates, rounded, if necessary, to the next higher 1/16 of 1.0%. If the foregoing rate is unavailable from the Telerate Page 3750 for any reason, then such rate shall be determined by the Lender from the Reuters Screen LIBOR Page, or if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Lender to Borrower; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any capital lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Materially Adverse Effect" shall mean the occurrence of an event, which would (i) cause the recognition of a liability, as required by Statement of Financial Accounting Standard No. 5, in the current quarter financial statements in the amount of $15,000,000 or more, or (ii) cause an auditor to have a substantial doubt about the ability of Borrower to continue as a going concern after consideration of management's plans as described in Statement of Auditing Standards, No. 50.

     "Material Subsidiary" shall mean each Subsidiary of Borrower, now existing or hereinafter established or acquired, that at any time prior to the Final
Maturity Date, has or acquires total assets in excess of $1,000,000 or that accounted for or produced more than 5% of the Consolidated EBITR of Borrower on a consolidated basis during any of the three most recently completed fiscal years of Borrower.

     "Notice of  Borrowing"  shall have the  meaning  provided  in Section  3.01 hereof

     "Notice of  Continuation/Conversion"  shall have the  meaning  provided  in
Section 3.01 hereof.

     "Obligations" shall mean all amounts owing to the Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Revolving Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement obligations, payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof

     "Payment Office" shall mean the "Payment Office" listed on the Lender's signature page to this Agreement.

     "Person" shall mean and shall include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated association, a government or any department or agency thereof and any other entity whatsoever.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "Revolving Loans" or "Loans" shall mean, collectively, the revolving credit loans made to Borrower by the Lender pursuant to Section 2.01 hereof.

     "Revolving Loan Commitment" or "Commitment" shall mean, at any time, the amount of such commitment set forth opposite Lender's name on the signature page hereof or in any assignment hereafter executed by any assignee of Lender pursuant to Section 8.06, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to Section 8.06, or any amendment thereof pursuant to Section 8.02.

     "Revolving Loan Termination Date" shall mean the earlier of (i) May 31, 2000 and (ii) the date on which the Revolving Loan Commitment is terminated in accordance with Article VIII.

     "Revolving Note" or "Note" shall mean a promissory note evidencing Revolving Loans in the form attached hereto as Exhibit A, either as originally executed or as the same may be from time to time supplemented, modified, amended, renewed or extended.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

     "Syndicated Revolving Credit Agreement" shall mean that certain Revolving Credit Agreement, dated as of January 26, 1999, by and among Borrower, SunTrust Bank, Central Florida, National Association, as Administrative Agent, First Union National Bank, as Documentation Agent, Bank of America, N.A., formerly known as NationsBank N.A., as Syndication Agent, SouthTrust Bank, National Association, as Co-Agent, and the banks and lending institutions from time to time parties thereto, as amended by the First Amendment to Revolving Credit Agreement, dated as of September 29, 1999, as so amended and as from time to time amended, restated, modified or supplemented hereinafter.

     "Syndicated Line of Credit Agreement" shall mean that certain Line of Credit Agreement, dated as of January 26, 1999, by and among Borrower, SunTrust Bank, Central Florida, National Association, as Administrative Agent, First Union National Bank, as Documentation Agent, Bank of America, N.A., formerly known as NationsBank N.A., as Syndication Agent, SouthTrust Bank, National Association, as Co-Agent, and the banks and lending institutions from time to time parties thereto, as amended by the First Amendment to Line of Credit Agreement, dated as of September 29, 1999, as so amended and as from time to time amended, restated, modified or supplemented hereinafter.

     "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in affect from time to time.

     "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States of America, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     "Telerate" shall mean, when used in connection with any designated page and "LIBOR," the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to "LIBOR").

     "Total Capitalization" shall mean, as of any date of determination, the sum of (i) Total Funded Debt plus (ii) Consolidated Net Worth as of such date.

     "Total Funded Debt" shall mean all Indebtedness of the Consolidated Companies that by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendable at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Total Funded Debt shall include, as at any date of determination, any portion of such Indebtedness outstanding on such date which matures on demand or within one year from such date (whether by sinking fund, other required prepayment, or final payment at maturity) and shall also include all Indebtedness of the Consolidated Companies for borrowed money under a line of credit, guidance line, revolving credit, bankers acceptance facility or similar arrangement for borrowed money, including, without limitation, all unpaid drawings under letters of credit and unreimbursed amounts pursuant to letter of credit reimbursement agreements, regardless of the maturity date thereof.

     "Type" of Advance shall mean either a Base Rate Advance or Eurodollar Advance, as the case may be.

     "United States of America" shall mean the fifty (50) States and the District of Columbia

     Section 1.02 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP.

     Section 1.03 Other Definitional Terms. The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

          Section 1.04 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

Article II.

                            REVOLVING LOAN COMMITMENT

     Section 2.01 Revolving Loan Commitment, Use of Proceeds.

          (a) Subject to and upon the terms and conditions herein set forth, the Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Revolving Loan Termination Date, Revolving Loans in an aggregate amount outstanding at any time not to exceed the Revolving Loan Commitment. Borrower shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof.

          (b) Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Eurodollar Advance shall not be less than $5,000,000 or a greater integral multiple of $1,000,000. The aggregate principal amount of each Base Rate Advance shall not be less than $1,000,000 or a greater integral multiple of $1,000,000. At no time shall the number of Advances outstanding under this Article II exceed ten; provided that, for the purpose of determining the number of Advances outstanding and the minimum amount for Advances resulting from conversions or continuations, all Base Rate Advances under this Facility shall be considered as one Advance. The parties hereto agree that (i) the aggregate principal balance of the Revolving Loans shall not exceed the aggregate principal amount of the Revolving Loan Commitment and (ii) the Lender shall not be obligated to make Revolving Loans in excess of the Revolving Loan Commitment.

          (c) The proceeds of Revolving Loans shall be used solely to fund the working capital needs of the Borrower and its Subsidiaries and for general corporate purposes.

     Section 2.02 Revolving Note; Repayment of Principal.

          (a) Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to the Lender shall be evidenced by the records of the Lender and by the Revolving Note payable to the Lender (or the assignor of the Lender) completed in conformity with this Agreement.

          (b) All outstanding principal amounts under the Revolving Loans shall be due and payable in full at the earlier of (i) the Revolving Loan Termination Date or (ii) acceleration of the indebtedness as provided in
     Article VIII.

     Section 2.03 Voluntary Reduction of Revolving Loan Commitment. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the

Lender, Borrower shall have the right, without premium or penalty, to terminate the Revolving Loan Commitment, in part or in whole, provided that (i) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000, and (ii) no such reduction shall be permitted if prohibited or without payment of all costs required to be paid hereunder with respect to a prepayment. If the aggregate outstanding amount of the Revolving Loans exceeds the amount of the Revolving Loan Commitment as so reduced, Borrower shall immediately repay the Revolving Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 3.12 hereof

                                  Article III.

                               GENERAL LOAN TERMS

     Section 3.01 Funding Notices.

          (a) (i) Whenever Borrower desires to borrow a Revolving Loan under its Revolving Loan Commitment (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)), it shall give the Lender prior written notice (or telephonic notice promptly confirmed in writing) of such requested Revolving Loan (a "Notice of Borrowing") at its Payment Office; such Notice of Borrowing to be given prior to (x) 11:00 A.M. (local time for the Lender) one (1) Business Day prior to the requested date if such Revolving Loan will consist of Base Rate Advances and (y) 11:00 A.M. (local time for the Lender) three (3) Business Days prior to the requested date if such Revolving Loan will consist of Eurodollar Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of such Revolving Loan, the date on which such Revolving Loan will be borrowed (which shall be a Business Day), and whether such Revolving Loan will consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

          (b) Whenever Borrower desires to convert all or a portion of any outstanding Base Rate Advances into one or more Eurodollar Advances or to continue outstanding a Eurodollar Advance for a new Interest Period, it shall give the Lender at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Advance to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Continuation/Conversion") shall be given prior to 11:00 A.M. (local time for the Lender) on the date specified at the Payment Office of the Lender. Each such Notice of Continuation/Conversion shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Eurodollar Advance,
     Borrower shall have failed to deliver the Notice of Continuation/Conversion, Borrower shall be deemed to have elected to convert or continue such Eurodollar Advance to a Base Rate Advance. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Advances may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Lender shall have otherwise consented in writing. No conversion of any Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

          (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Lender's record of the terms of such telephonic notice.

     Section 3.02 Disbursement of Funds. No later than 11:00 A.M. (local time for the Lender) on the date each Revolving Loan is borrowed (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)), the Lender will make available the amount of such Revolving Loan in immediately available funds by crediting such amount to Borrower's demand deposit account maintained with the Lender or at Borrower's option, to effect a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day.

     Section 3.03 Interest.

          (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum (on the basis of a 360-day year) equal to the applicable rates indicated below:

               (i) For Base Rate Advances--The Base Rate in effect from time to time; and

               (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin.

          (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

               (i) in the case of overdue principal and interest with respect to all Revolving Loans outstanding as Eurodollar Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

               (ii) in the case of overdue principal and interest with respect to all other Revolving Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Revolving Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum;

provided that no Revolving Loan shall bear interest after maturity, whether by non-payment at scheduled due date, acceleration, notice of prepayment or otherwise at a rate per annum less then two percent (2.0%) per annum in excess of the rate of interest applicable thereto at maturity.

          (c) Interest on each Revolving Loan shall accrue from and including the date of such Revolving Loan to, but excluding, the date of any repayment thereof; provided that, if a Revolving Loan is repaid on the same day made, one day's interest shall be paid on such Revolving Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower in each year. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances having an Interest Period in excess of 90 days, on each day which occurs every 90 days, as the case may be, after the initial date of such Interest Period and on the last day of such Interest Period.
     Interest on all Revolving Loans shall be payable on any conversion of any Advances comprising such Revolving Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

          (d) The Lender, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify Borrower by telephone (confirmed in writing) or in writing. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

     Section 3.04 Interest Periods. In connection with the making or continuation of, or conversion into, each Eurodollar Advance, Borrower shall select an interest period (each an "Interest Period") to be applicable to such Eurodollar Advance, which Interest Period shall be either a 30, 60, 90, 120, 150 or 180 day period; provided that:

          (a) The initial Interest Period for any Eurodollar Advance shall commence on the date of such Advance (including the date of any conversion from an Advance of another Type) and each Interest Period occurring thereafter in respect of such Eurodollar Advance shall commence on the day on which the next preceding Interest Period expires;

          (b) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (c) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part
     (d) below, expire on the last Business Day of such calendar month;

          (d) No Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Revolving Loans.

     Section 3.05 Fees. Borrower shall pay to the Lender the Fees as are specified, and in accordance with, the Fee Letter.

     Section 3.06 Voluntary Prepayments of Borrowings.

          (a) Borrower may, at its option, prepay Revolving Loans consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $2,500,000 or any greater integral multiple of $500,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Revolving Loans consisting of Eurodollar Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $5,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment and all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.06(c) below.

          (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Lender of any intended prepayment of (i) Base Rate Advances not less than one Business Day prior to any such prepayments and
     (ii) Eurodollar Advances not less than three Business Days prior to any such prepayment. Such notice, once given, shall be irrevocable.

          (c) Borrower, when providing notice of prepayment pursuant to Section 3.06(b) may designate the Types of Advances which are to be prepaid, provided that, if any prepayment shall reduce an outstanding Eurodollar Advance to an amount less than $1,000,000, such Eurodollar Advance shall immediately be converted into a Base Rate Advance. All voluntary prepayments shall be applied to the payment of any unpaid interest before application to principal.

     Section 3.07 Payments, etc.

          (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim to the Lender, not later than 2:00 P.M. (local time for the Lender) on the date when due and shall be made in Dollars in immediately available funds at the respective Payment Office.

          (b) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Revolving Note or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding any Taxes imposed on the overall net income of the Lender pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of Lender is located). If any Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Revolving Note and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Lender and reimburse the Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by the Lender, absent manifest error, shall be final, conclusive and binding for all purposes.

          (c) Subject to Section 3.04(b), whenever any payment to be made hereunder or under the Revolving Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Base Rate Advances shall be computed on the basis of a year of 360 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Revolving Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

     Section 3.08 Interest Rate Not Ascertainable, etc. In the event that the Lender, in the case of the Adjusted LIBO Rate, shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate then, and in any such event, the Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination and a summary of the basis for such determination. Until the Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lender to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

     Section 3.09 Illegality.

          (a) In the event that the Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by the Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower of such determination and a summary of the basis for such determination.

          (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, Borrower's right to request and the Lender's obligation to make Eurodollar Advances shall be immediately suspended, and the Lender shall make any requested Eurodollar Advance as a Base Rate Advance, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Eurodollar Advances expires.

     Section 3.10 Increased Costs.

          (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

               (i) the Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or its obligation to make Eurodollar Advances, or the basis of taxation of payments to the Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of the Lender or its applicable Lending Office imposed by the jurisdiction in which the Lender's principal executive office or applicable Lending Office is located); or

               (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on the Lender or its applicable Lending Office or the London interbank market;

          and as a result thereof there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining
          Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances), or there shall be a reduction in the amount received or receivable by the Lender or its applicable Lending Office; then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)), upon written notice from and demand by the Lender on Borrower, pay to the Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify the Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower in good faith and accompanied by a statement prepared by the Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

          (b) If at any time, because of the circumstances  described in clauses
     (x) or (y) in Section 3.11(a) or any other circumstances beyond the Lender's reasonable control arising after the date of this Agreement affecting the Lender or the London interbank market or the United States of America secondary certificate of deposit market or the Lender's position in such markets, the Adjusted LIBO Rate, as determined by the Lender, will not adequately and fairly reflect the cost to the Lender of funding its Eurodollar Advances, then, and in any such event:

               (i)  the  Lender  shall   forthwith  give  notice  (by  telephone
          confirmed in writing) to Borrower of such advice;

               (ii) Borrower's right to request and the Lender's obligation to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

               (iii) the Lender shall make any requested Eurodollar Advance as a Base Rate Advance.

     Section  3.11 Lending  Offices.  The Lender  agrees  that,  if requested by
Borrower, it will use reasonable efforts (subject to overall policy considerations of the Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to the Lender as determined by the Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 3.11 shall affect or postpone any of the obligations of Borrower or any right of the Lender provided hereunder.

     Section 3.12 Funding Losses. Borrower shall compensate the Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by the Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by the Lender) a borrowing of, or conversion to or continuation of Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.09(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

     Section 3.13 Assumptions Concerning Funding of Eurodollar Advances. Calculation of all amounts payable to the Lender under this Article III shall be made as though the Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of the Lender to a domestic office of the Lender in the United States of America; provided, however, that the Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

     Section 3.14 Capital Adequacy. Without limiting any other provision of this Agreement, in the event that the Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by the Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance by an amount reasonably deemed by the Lender to be material, then within ten (10) Business Days after written notice and demand by the Lender, Borrower shall from time to time pay to the Lender additional amounts sufficient to compensate the Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by the Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 3.14 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by the Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

     Section 3.15 Benefits to Guarantors. In consideration for the execution and delivery by the Guarantors of the Guaranty Agreement, Borrower agrees to make the benefit of extensions of credit hereunder available to the Guarantors.

     Section 3.16 Limitation on Certain Payment Obligations.

          (a) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Section 3.07 no later than 90 days after the earlier of (i) the date on which the Lender makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon the Lender for payment of such Taxes.

          (b) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Sections 3.12 and 3.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

          (c) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Sections 3.10 and 3.14 no later than 90 days after the Lender receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

          (d) In the event that the Lender fails to give Borrower notice within the time limitations prescribed in (a) or (b) above, Borrower shall not have any obligation to pay such claim for compensation or indemnification. In the event that the Lender fails to give Borrower notice within the time limitation prescribed in (c) above, Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

                                  Article IV.

                            CONDITIONS TO BORROWINGS

     The obligations of the Lender to make Advances to Borrower hereunder is subject to the satisfaction of the following conditions:

     Section 4.01 Conditions Precedent to Initial Revolving Loans. At the time of the making of the initial Revolving Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Revolving Loans (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Lender and any fees and expenses payable to the Lender as previously agreed with Borrower), shall have been paid in full, and the Lender shall have received the following, in form and substance reasonably satisfactory in all respects to the Lender:

          (a) the duly executed counterparts of this Agreement;

          (b) the duly completed Revolving Note evidencing the Revolving Loan Commitment;

          (c) the duly executed Guaranty Agreement;

          (d) certificate of Borrower in substantially the form of Exhibit C attached hereto and appropriately completed;

          (e) the duly executed Fee Letter;

          (f) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (i) attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents, (ii) certifying (A) the name, title and true signature of each officer of such entities executing the Credit Documents and (B) that the certificate or articles of incorporation and bylaws or comparable governing documents of each Credit Party have not been amended or modified since the version of such documents certified to the lenders under the Syndicated Revolving Credit Agreement;

          (g) certificate of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of Reaction Supply Corporation;

          (h) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

          (i) duly executed solvency certificates of Borrower and each of the Guarantors, in form and substance satisfactory to the Lender; and

          (j) the favorable opinion of counsel to the Credit Parties addressed to the Lender.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the satisfaction of the Lender, as of the time the initial Revolving Loans are made hereunder:

          (x) the Revolving Loans to be made on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority; and

          (y) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Lender.

     Section 4.02 Conditions to All Revolving Loans. At the time of the making of all Revolving Loans (before as well as after giving effect to such Revolving Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

          (a) there shall exist no Default or Event of Default;

          (b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Revolving Loans;

          (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 6.07 of the Syndicated Revolving Credit Agreement, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

          (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Parties to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies;

          (e) the Revolving Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

          (f) the Lender shall have received such other documents or legal opinions as the Lender may reasonably request, all in form and substance reasonably satisfactory to the Lender.

     Each request to borrow a Revolving Loan and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of such Revolving Loan, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied. Article V.

                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants that all of the representations and warranties set forth in Article 5 of the Syndicated Revolving Credit Agreement, which representations and warranties are, for the benefit of the Lender, incorporated by reference herein (including the definition of terms used therein which appear in other provisions of the Syndicated Revolving Credit Agreement, and the schedules attached thereto) are true and correct on and as of the date hereof; provided that (i) all references to the "Administrative Agent" and "Lenders" shall be deemed to mean the Lender, (ii) all references to "this Agreement" or the "Credit Documents" shall be deemed to refer to this Agreement and the Credit Documents and the reference to "Loans" shall be deemed to refer to the Revolving Loans, and (iii) the words "hereunder" and "hereby" and the like shall be deemed to refer to this Agreement. In addition, the Borrower expressly represents and warrants that there has been no material adverse change in the business, condition or operations (financial or otherwise), or prospects of the Borrower and its Subsidiaries since the date of the last audited financial statements delivered by the Borrower to the lenders pursuant to the Syndicated Revolving Credit Agreement.

                                  Article VI.

                                    COVENANTS

     Section 6.01 Covenants in Syndicated Revolving Credit Agreement. The Borrower covenants and agrees that, so long as any Revolving Loans or any other Obligations shall remain unpaid or the Revolving Loan Commitment shall be outstanding, it will comply with each of the covenants set forth in Articles 6 and 7 of the Syndicated Revolving Credit Agreement, which covenants are, for the benefit of the Lender, incorporated by reference herein (including the definition of the terms used therein which appear in other provisions of the

Syndicated Revolving Credit Agreement and the schedules thereto), irrespective of whether the Syndicated Revolving Credit Agreement is terminated after the date hereof; provided that (i) all references to the "Administrative Agent" and the "Lenders" shall be deemed to mean the Lender, (ii) except for the reference to "this Agreement" in Section 7.01 thereof which shall be deemed to refer to this Agreement and the Syndicated Revolving Credit Agreement, all references to "this Agreement" or the "Credit Documents" shall be deemed to refer to this Agreement and the Credit Documents and the reference to "Loans" shall be deemed to refer to the Revolving Loans, (iii) the words "hereunder" and "hereby" and the like shall be deemed to refer to this Agreement and (iv) the reference to $75,000,000 in Section 7.01(g) of the Syndicated Revolving Credit Agreement shall for purposes of this Agreement be changed to $25,000,000. In the event of any amendment, consent, modification or waiver of the Syndicated Revolving Credit Agreement occurring after the date hereof, such amendment, consent, modification or waiver of the Syndicated Revolving Credit Agreement shall automatically be effective hereunder. In the event of the termination of the Syndicated Revolving Credit Agreement or in the event that the Lender is no longer a lender thereunder, the Borrower agrees to negotiate in good faith to enter into appropriate amendments and modifications to this Agreement to set forth the covenants governing the Borrower and its Subsidiaries herein but unless and until such amendments or modifications are in full force and effect, the terms and provisions of the Syndicated Revolving Credit Agreement incorporated herein by reference shall continue in full force and effect notwithstanding the termination or amendment thereof. The failure of the Borrower to comply with this Article VI shall constitute an Event of Default pursuant to this Agreement.

     Section 6.02 Additional Guarantors. Borrower shall cause each new Material Subsidiary reported to the lenders pursuant to Section 6.07(l) of the Syndicated Revolving Credit Agreement, incorporated into this Agreement pursuant to Section
5.01 above, to execute and deliver to the Lender, simultaneously with the report given pursuant to Section 6.07(l) of the Syndicated Revolving Credit Agreement, a Guaranty Agreement, together with related documents of the kind described in
Section 4.01, as appropriate, all in form and substance satisfactory to the Lender.

                                  Article VII.

                                EVENTS OF DEFAULT

     Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

     Section 7.01 Payments. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Revolving Loans, or Borrower shall fail to make within five
(5) Business Days after the due date thereof any payment of interest, fee or other amount payable hereunder;

     Section 7.02 Other Covenants. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Section 7.01 above, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by the Lender;

     Section 7.03 Representations. Any representation or warranty made or deemed to be made by Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Lender by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

     Section 7.04 Defaults under Syndicated Revolving Credit Agreement. Any Event of Default (as defined in the Syndicated Revolving Credit Agreement) has occurred and is continuing;

     Section 7.05 Bankruptcy. Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

     Section 7.06 Default Under Other Credit Documents. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party;


then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Lender shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of any holder of the Revolving Note to enforce its claims against Borrower or any other Credit Party: (i) declare the Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment shall terminate immediately and Fees shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Revolving Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided, that, if an Event of Default specified in Section 7.05 of this Agreement shall occur, the result which would occur upon the giving of written notice by the Lender to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.

                                  Article VIII.

                                  MISCELLANEOUS

     Section 8.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Lender and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Lender shall not be effective until received.

     Section 8.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 8.03 No Waiver, Remedies Cumulative. No failure or delay on the part of the Lender or any holder of the Revolving Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Lender or the holder of the Revolving Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender or the holder of the Revolving Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender or the holder of the Revolving Note to any other or further action in any circumstances without notice or demand.

     Section 8.04 Payment of Expenses, Etc. Borrower shall:

          (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Lender in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lender);

          (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b), pay and hold the Lender harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Revolving Note and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

          (iii) indemnify the Lender and each director, officer, employee, affiliate and agent thereof (each, an "Indemnitee") from, and hold each of them harmless against, and reimburse each Indemnitee, upon its demand, for any losses, claims, damages, liabilities or other expenses ("Losses") incurred by such Indemnitee insofar as such Losses arise out of or are in any way related to or result from this Agreement, the Revolving Note or any other Credit Document or the financing provided hereby, including, without limitation, Losses arising in connection with any legal proceeding relating to any of the foregoing (whether or not such Indemnitee is a party thereto) and the reasonable attorneys fees and expenses actually incurred in connection therewith; provided, however, that the foregoing shall not apply to any Losses resulting from the gross negligence or willful misconduct of such Indemnitee.

          (iv) without limiting the indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lender with respect to any Subsidiary of Borrower (or the assets thereof owned or controlled by the Lender.

If and to the extent that the obligations of Borrower under this Section 8.04 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Section 8.05 Right of Setoff. In addition to and not in limitation of all rights of offset that the Lender or other holder of the Revolving Note may have under applicable law, the Lender or other holder of the Revolving Note shall, upon the occurrence of any Event of Default and whether or not the Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. The Lender shall promptly notify Borrower of any offset hereunder.

     Section 8.06 Benefit of Agreement.

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lender.

          (b) The Lender may make, carry or transfer Revolving Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of the Lender.

          (c) The Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Revolving Loan Commitment and the Revolving Loans at the time owing to it and the Revolving Note held by it) to any Eligible Assignee; provided, however, that (i) the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is an Affiliate of the Lender, (ii) the amount of the Revolving Loan Commitment, in the case of the Revolving Loan Commitment, or the Revolving Loans, in the case of the assignment of Loans, of the assigning Lender subject to each assignment (determined immediately prior to such assignment) shall not be less than $5,000,000. From and after the effective date of such assignment, the assignee thereunder shall be a party hereto and to the extent of the interest assigned shall have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such assignment, a minimum aggregate amount of Revolving Loan Commitment or Revolving Loans, as the case may be, of $5,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of De-fault hereunder. Within five
     (5) Business Days after receipt of the notice of an assignment, Borrower, at its own expense, shall execute and deliver to the assignee and the assignor, in exchange for the surrendered Revolving Note or Notes of the assignor, a new Revolving Note or Notes to the order of such assignee in a principal amount equal to the applicable Revolving Loan Commitment or Revolving Loans assumed by it and a new Revolving Note or Notes to the assigning Lender in the amount of its retained Revolving Loan Commitment or amount of its retained Revolving Loans. Such new Revolving Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Notes, shall be dated the date of the surrendered Revolving Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

          (d) The Lender may, without the consent of Borrower, sell participations without restriction to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment in the Revolving Loans owing to it and the Revolving Note held by it), provided, however, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article III of this Agreement, and (iv) Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Credit Documents, and the Lender shall retain the sole right to enforce the obligations of Borrower relating to the Revolving Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Should the Lender sell a participation hereunder, the Lender shall provide prompt written notice to Borrower of the name of such participant.

          (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to the Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States of America. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Lender unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from the Lender or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

          (f) The Lender may at any time assign all or any portion of its rights in this Agreement and the Revolving Note issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

          (g) If (i) any Taxes referred to in Section 3.07(b) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to the Lender as a result thereof, (ii) the Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section
     3.11 or for its reduced rate of return pursuant to Section 3.14, or (iii) the Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from Borrower delivered to the Lender, the Lender shall assign, in accordance with the provisions of
     Section 8.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Revolving Loans accrued to the date of such assignment, and the assumption of the Lender's Revolving Loan Commitment hereunder, together with any and all other amounts owing to the Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

     Section 8.07 Governing Law; Submission to Jurisdiction.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE REVOLVING NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE REVOLVING NOTE OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (c) BORROWER HEREBY IRREVOCABLY DESIGNATES THE CORPORATION SERVICE COMPANY, ATLANTA, GEORGIA, AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE REVOLVING NOTE OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED) OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

          (d) Nothing herein shall affect the right of the Lender, any holder of a Revolving Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

     Section 8.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 8.09 Effectiveness; Survival.

          (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Lender pursuant to Section 8.01 .

          (b) The obligations of Borrower under Sections 3.07(b), 3.10, 3.12, 3.13, 3.14, and 8.04 hereof shall survive for ninety (90) days after the payment in full of the Revolving Note after the Final Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Revolving Loans hereunder, and the execution and delivery of the Revolving Note.

     Section 8.10 Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 8.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     Section 8.12 Change in Accounting  Principles,  Fiscal Year or Tax Laws. If
(i) any preparation of the financial statements referred to in Section 6.07 of the Syndicated Revolving Credit Agreement hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of
Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB 106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Lender agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated

Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     Section 8.13 Headings Descriptive, Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

     Section 8.14 Time is of the Essence. Time is of the essence in interpreting and performing this Agreement and all other Credit Documents.

     Section 8.15 Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and Borrower and Lender agree that, should any provision of this agreement or of the Revolving Note, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to lenders by Borrower under this Agreement.

     Section 8.16 Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, the Lender and their respective agents have participated in the preparation hereof

     Section 8.17 Waiver of Effect of Corporate Seal. Borrower represents and warrants that it is not required to affix its corporate seal to this Agreement or any other Credit Document pursuant to any Requirement of Law and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or the other Credit Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

Address for Notices:                           BORROWER:
-------------------

20 N. Orange Avenue                            HUGHES SUPPLY, INC.
Suite 200
Orlando, Florida 32801
Attention: J. Stephen Zepf                     By: ________________________
                                                     J. Stephen Zepf
                                                     Treasurer


                                               By: ________________________
                                                     Ben Butterfield
                                                     Secretary



                                               LENDER:
Address for. Notices:
--------------------
                                               SUNTRUST BANK, CENTRAL FLORIDA,
                                               NATIONAL ASSOCIATION
200 S. Orange Avenue
MC 2064
Orlando, Florida 32801
Attn: Mr. William C. Barr                       By: ________________________
                                                     William C. Barr
Telecopy No. 407/237-4076                             First Vice President

Payment Office:
---------------

200 S. Orange Avenue
MC 2064
Orlando, Florida 32801


--------------------------------------------
Revolving Loan Commitment: $50,000,000.00

Pro Rata Share of Revolving Loan Commitment: 100.00%



              [SIGNATURE PAGE TO BRIDGE REVOLVING CREDIT AGREEMENT]